UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2011

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 6, 2011, Endeavour International Corporation (the "Company") and its subsidiary, Endeavour Energy UK Limited, have entered into a confidential settlement agreement with Applied Drilling Technology International, a division of Transocean Drilling UK Limited, to settle all claims and counterclaims that have arisen regarding the terms of a contract for the use of a semi-submersible drilling unit entered into in 2008. Under the terms of the settlement agreement, the parties have agreed to release one another from all past and future claims relating to the dispute in consideration for the settlement terms. The Company believes that the financial impact of this settlement is not material to the financial condition of the Company or its ongoing operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

June 6, 2011	By:	J. Michael Kirksey

Name: J. Michael Kirksey
Title: Executive Vice President, Chief Financial Officer